Exhibit 23.2

KPMG LLP

Aon Center

Suite 5500

200 E. Randolph Street
Chicago, IL 60601-6436

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated February 12, 2025, with respect to the consolidated financial statements of Associated Banc-Corp, and the effectiveness of internal control over financial reporting, incorporated herein by reference.

Chicago, Illinois
May 1, 2025

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with
KPMG International Limited, a private English company limited by guarantee.